SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     Of the Securities Exchange Act of 1934



          Date of Report (date of earliest event reported) NOVEMBER 27,
                                      1996


                            KNOGO NORTH AMERICA INC.
             (Exact name of registrant as specified in its charter)


DELAWARE                          1-13528                 11-3231714
State or other jurisdiction of   (Commission             (IRS Employer
incorporation)                    File Number)            ID Number)


                350 WIRELESS BOULEVARD, HAUPPAUGE, NEW YORK 11788
               (Address of principal executive offices) (Zip Code)

       Registrant's Telephone Number, including area code: (516) 232-2100



          (Former name or former address, if changed since last report)

 Item 5.  OTHER EVENTS.

          KNOGO North America Inc. and Video Sentry Corporation, a Minnesota corporation, have announced that they have amended and restated, as of November 27, 1996, the merger agreement which they entered into on October 10, 1996 (as so amended and restated, the "Merger Agreement") which, following the approval of the merger by the stockholders of the two companies, will result in the formation of a new publicly traded entity to be called Sentry Technology Corporation. A form of the Merger Agreement and a form of the press release announcing the amendment and restatement are filed herewith as exhibits to this Current Report on Form 8-K.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS.

         (a) Financial Statements - None.

         (a) Pro forma financial information - None.

         (c) Exhibits.

               2.1 Amended and Restated Agreement and Plan of Reorganization and Merger by and among Video Sentry Corporation, KNOGO North America Inc., Sentry Technology Corporation, Viking Merger Corp. and Strip Merger Corp. dated as of November 27, 1996.

               99.1 Press Release.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    KNOGO NORTH AMERICA INC.


                                    BY:  /s/ Peter J. Murphy
                                        ---------------------------
                                        Peter J. Mundy
                                        Vice President-Finance,
                                        Secretary and Treasurer

Dated:  December 16, 1996

                                  EXHIBIT INDEX



                                                                  Page No. in
                                                                  Sequentially
Exhibit                                                           Numbered
Number                             Description                    Document


2.1               Amended and Restated Agreement and
                  Plan of Reorganization  and Merger by
                  and among Video Sentry Corporation,
                  KNOGO  North America Inc., Sentry
                  Technology Corporation, Viking
                  Merger Corp. and Strip Merger Corp.
                  dated as of November 27,  1996.